PIONEER FUNDS DISTRIBUTOR, INC.
                                 60 State Street
                                Boston, MA 02109
                                 (617) 742-7825


                               SALES AGREEMENT FOR
                           PIONEER INDEPENDENCE PLANS

Gentlemen:

Pioneer Funds Distributor, Inc. ( "PFD" ), acts as sponsor and principal underwriter, as defined in the Investment Company Act of 1940 (the "1940 Act"), for Pioneer Independence Plans ("Plan" or "Plans") for the accumulation of shares of Pioneer Independence Fund (the "Fund"). The Plans and the Fund are registered investment companies under the 1940 Act. As principal underwriter for the Fund, PFD offers to sell Fund shares through the Plans subject to the conditions set forth in this Agreement and subsequent amendments hereto.

1. Fund shares purchased through PFD for sale to the public through the Plans shall be offered and sold at the price and on the terms and conditions set forth in the currently effective prospectuses for the Fund and the Plans, as amended or supplemented from time to time (the "Prospectus" or "Prospectuses"). In the sale of Fund shares to the public through the Plans, you shall act as dealer for your own account or as agent for your customer and in no transaction shall you have any authority to act or hold yourself out as agent for PFD, the Fund, the Fund's Custodian, the Plan Custodian, the Fund's transfer agent or any other party, and nothing in this Agreement, including the use of the word "commissions," shall constitute you a partner, employee or agent of PFD or give you any authority to act for PFD. Neither PFD nor the Fund shall be liable for any or your acts or obligations as a broker-dealer under this Agreement.

2. Fund shares purchased through PFD for sale to the public shall be purchased only to cover orders previously received by you from your customers who are establishing or have established Plan accounts. If you purchase Fund shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the applicable Fund prospectus. Fund shares may not be purchased for your own account but may be purchased by an employer-sponsored retirement plan established for the benefit of your employees or affiliates. Fund shares shall not be reoffered or sold except to the Fund or PFD. PFD agrees to purchase Fund shares only for investment or to cover orders received.

3. Only unconditional orders for a designated number of Fund shares or dollar amount of investment shall be accepted. Procedures relating to handling orders shall be conveyed to you from time to time. All such orders are subject to acceptance or rejection by PFD in its sole discretion.

4. In order to assure PFD that you will have sufficient assets to make any required repayments of commissions required under paragraphs 6, 9, 10 and 11 below, PFD shall initially establish on its books an account in your name to which shall be credited 10% of the commissions due and payable to you. PFD shall retain such portion of those commissions as a reserve from which any claims for refund with respect to Plans sold by you can be paid in the event you fail to honor any PFD request for such repayment. PFD shall have the right in its sole discretion to reduce or waive such reserve requirements on the basis of your refund experience, level of business or any other circumstances that PFD deems relevant.

5. All applications for the Plans shall be made on application forms approved or provided by PFD, and all initial investments collected shall be remitted in full, without deduction of any commission by you, together with such application forms, signed by each applicant ("Planholder"), to the Plan Custodian, State Street Bank and Trust Company, by addressing all such correspondence to Boston Financial Data Services, P.O. Box 8330, Boston, Massachusetts 02266-8300. Checks or other orders for payment of investments shall be drawn to the order of State Street Bank and Trust Company. A separate check or other payment mode shall accompany the application form submitted for each Plan. After the initial investment has been made and the Plan has been issued, the Planholder shall make all investments payable to State Street Bank and Trust Company and send all future investments to the address stated above, or such other addressee as PFD shall identify to you in writing.

     Promptly upon receipt of payment, Fund shares sold by you under a Plan shall be deposited by the Custodian to a Plan account on the books of the Plans registered in accordance with your instructions. Certificates will not be issued for the Plans or for Fund shares.

6. PFD reserves the right in its sole discretion to reject any Plan application and return any investment made in connection therewith. PFD also reserves the right in its sole discretion to give any Planholder the privilege of canceling a Plan in accordance with any rights described in the Plans" Prospectus effective at the time of purchase of the Plan. PFD further reserves the right to refund all or part of any investment or investments made by any Planholder in the event that it, in its sole discretion, believes that the solicitation and/or sale associated therewith was effected in violation of any applicable state or federal law or rule or regulation of the NASD. In the event of any such refund or refunds, you shall not be entitled to any commissions thereon, and, if such commissions have been paid, you shall promptly refund same to PFD or PFD may, at its option, charge the same against future commissions. To this end, you hereby grant PFD a lien on any such commissions.

7. On all approved sales of Plans made by you and acceptance of such Plan(s) by the applicant, you shall earn a commission in accordance with Appendix A which is attached hereto and made a part of this Agreement. As nearly as practicable, commissions will be paid monthly as the Creation and Sales Charges (as defined in the Plans' Prospectus) applicable to the Plans are received by PFD from the Custodian. Commissions will be paid only with respect to Plan investments actually received; no commissions will be paid with respect to Plan investments scheduled but not made. Your rights to all commissions on Plan investments made under Plans sold during the term of this agreement shall survive the termination of this agreement, provided you are in compliance with paragraph 16 below. Commission checks for less than $1 will not be issued.

     PFD may, from time to time, offer additional commissions or bonuses on sales of Fund shares through the Plans made by you or your representatives without otherwise revising this Agreement. Any such additional commissions or bonuses shall take effect in accordance with the terms and conditions contained in a written notification to you.

8. Anything herein to the contrary notwithstanding, Appendix A is subject to change by PFD at any time and from time to time, but no such changes shall affect amounts payable to you as commissions on Plans accepted by PFD prior to any such changes. Any such changes shall be communicated by PFD to you in writing prior to becoming effective.

9. A notice of cancellation right will be mailed to each Planholder within sixty (60) days after his first investment under a Plan. In the event a Planholder exercises his right under Section 27 of the 1940 Act to surrender his Plan within forty-five (45) days after receiving such notice and to receive the value of the Fund shares held under his Plan plus a refund of all Creation and Sales Charges paid under the Plan, you shall promptly refund to PFD any commissions previously paid to you with respect to such Plan. PFD may, however, at its option, charge such amount against future commissions receivable by you. To this end, you hereby grant PFD a lien on any such commissions.

10. In the event a Planholder exercises his right under Section 27 of the 1940 Act to surrender his Plan within the first eighteen (18) months following its issuance and to receive the value of the Fund shares held in his Plan account plus amount equal to that part of the excess paid with respect to that Plan for Creation and Sales Charges which exceeds 15% of the gross payments made, you shall promptly refund to PFD a portion of the commission previously paid to you with respect to such Plan as the amount refunded to the Planholder bears to the total Creation and Sales Charge paid by him with respect to such Plan. PFD may however, at its option, charge such amount against future commissions receivable by you. To this end, you hereby grant PFD a lien on any such commissions.

11. In the event a Planholder exercises his privilege under the Prospectus to reduce the face amount of his Plan and to receive a refund of all excess Creation and Sales Charges paid under the Plan or if a refund of excess Creation and Sales Charges is
     due     a      Planholder       by       operation       of      Rights  of
     Accumulation, you shall promptly refund to PFD any commissions previously paid to you with respect to such Plan. PFD may, however, at its option, charge such amount against future commissions receivable by you. To this end, you hereby grant PFD a lien on any such commissions.

12. You will accept Plan applications only from persons who have received a copy of the Prospectuses, as issued under the Securities Act of 1933, and who, to the best of your knowledge and belief, can and will complete all payments specified in the application. If a Planholder becomes delinquent in his payments, it shall be your responsibility to contact the Planholder for the purpose of reinstating the payment schedule.

13. Plans shall be offered and sold in such face amounts calling for such periodic payments as PFD shall from time to time determine and set forth in the Plan Prospectus. PFD reserves the right, in its sole discretion, to suspend, alter, or modify in any way the sale of any of the Plans or to withdraw the offering of the Plans entirely; provided, however, that in the event any such suspension, restriction, alteration, or modification results from other than a state or federal regulatory or statutory requirement, no such change shall be effected prior to your having been notified of such change by PFD thirty (30) days prior thereto.

14. No person is authorized or permitted to give any information or make any representations concerning the Plans or the Fund other than those which are contained in the Prospectuses and in such other printed information (including the Statement of Additional Information) as may be subsequently issued by PFD as information supplemental to the Prospectuses or approved by PFD in writing for use in connection therewith. You will not use the words "Pioneer Independence Plans," Pioneer Independence Fund," "Pioneer Funds Distributor, Inc." or any derivatives of such words, whether in writing, by radio or television, or any other media, without PFD's prior written approval. In purchasing Plans or Fund shares from PFD, you shall rely solely on the representations contained in the Plans' Prospectus and the Fund's Prospectus and Statement of Additional Information.

15. Copies of the Prospectuses, any printed information issued as supplemental to the Prospectuses and Plan application forms will be supplied by PFD in reasonable quantities upon request. All other expenses incurred by you in connection with activities under this Agreement shall be borne by you.

16. You represent that you are and will remain a member in good standing of the NASD and agree to abide by all of its rules and regulations, including its Conduct Rules. Reference specifically made to Rule 2830 of the Conduct Rules which is incorporated herein as if set forth in full. You further agree to comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder having jurisdiction. You will not offer the Plans for sale unless it is duly registered under applicable state and federal statues and the rules and regulations thereunder.

17. Commissions on the first twelve (12) investments will be paid to you so long as this Agreement remains in full force and effect or so long thereafter as you continue membership in the NASD. If you should voluntarily terminate your membership in the NASD, PFD reserves the right to assign Plan accounts as to which you are the dealer of record and the right to receive commissions with respect to such Plan accounts to one of its other active dealers. Nevertheless, PFD, in its sole discretion, may pay commissions to you on Plan investments made with respect to such Plan accounts subsequent to such voluntary termination by you. Notwithstanding the above, in the event your membership in the NASD is discontinued or suspended because of disciplinary proceedings by the NASD, the SEC, or other regulatory bodies, no commissions will be paid on any investment received during the period of a suspension or after the effective date of an expulsion or revocation of a membership; provided, however, that in the event your NASD membership is thereafter reinstated in good standing, or if such disciplinary action by another regulatory body is thereafter terminated by same, payment of such commissions to you shall then resume, if such payment resumption is allowable under applicable law, rules or organizations.

18. You agree to cooperate as requested with programs that the Fund, PFD or their affiliates provide to enhance services provided to Planholders (shareholders who own Fund shares directly or indirectly through the Plans) and to take an active role in providing such Planholder services, including but not limited to providing certain information and assistance with respect to Planholder accounts, responding to Planholder inquiries or advising us of such inquiries where appropriate.

     You agree to assign an active registered representative to each Planholder account on your and our records and to reassign accounts when registered representatives leave your firm. You also agree to instruct your representatives to maintain regular contact with Planholders whose Plan accounts are assigned to them. With respect to Planholder accounts which are held in nominee or "street" name, you agree to provide such documentation and verification that active representatives are assigned to all such Planholder accounts as PFD may require from time to time.

19. Subject to the terms and conditions set forth in the Fund's prospectus, SAI and Plan of Distribution under Rule 12b-1 of the 1940 Act, and further subject to your maintaining satisfactory service to Planholders under paragraph 18 above (as determined in PFD's sole discretion), you will be entitled to an annual service fee of up to 0.25% of assets of your clients' in accounts of the Plans and the Fund, provided such assets have been in such accounts for a minimum of one year. Service fees will not be paid on clients' assets resulting from Plan investments subject to Creation and Sales Charges, even if such payments have been accelerated, until the assets resulting from each investment have been in the Plan account for one year. Assets in employer-sponsored retirement plans for the benefit of your employees or affiliates are not eligible for service fees. Service fees will normally be paid quarterly.

     Provided that you remain a broker-dealer registered with the SEC and a member in good standing of the NASD, and further provided that you remain in compliance with the obligations assumed under paragraph 18, service fees on your clients' assets in accounts in the Plans or the Fund will continue to be paid to you following termination of this Agreement and will not be assigned without your consent. It is understood and agreed, however, that such payments will only be made if permitted by, and at the rate authorized by, the Fund's Plan of Distribution, the Fund's Trustees, or any law, regulation or rule that is applicable.

20. Each party hereto has the right to cancel this Agreement at any time upon five (5) days' written notice to the other.

21. All communications to PFD shall be sent to the address above or to such other address as PFD may authorize in writing. All communications and/or notices to you shall be duly given, mailed or telegraphed to you at the address specified below, or at such other address as you may authorize in writing.

22. Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence.

23. PFD agrees to use its best efforts to provide to you such information, and in such form, regarding Planholder's accounts as you may reasonably request.

24. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, and no modification hereof shall be valid unless in writing.

25. PFD reserves the right to amend this Agreement upon thirty (30) days' notice.

26. This Agreement or any monies due or to become due hereunder shall not be assignable by you without prior written approval by PFD. Any request for an assignment shall be on a form approved by PFD, which may be obtained from PFD at the address shown above.

27. This Agreement supersedes and cancels all previous agreements pertaining to the Plans and the Fund between PFD and you, whether oral or written.

                                   PIONEER FUNDS DISTRIBUTOR, INC.



                                   By:      ____________________________
                                            William A. Misata, Vice President

                                   Date:    ___________________________

The undersigned hereby accepts the offer set forth in above letter.



By:      ___________________________

Title:   ___________________________

Date:    ___________________________

                      RETAIN ONE COPY AND RETURN THE OTHER

g:\funds\periodic\ipdsa2.doc